UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported) November 5, 2013

Ares Commercial Real Estate Corporation

(Exact name of registrant as specified in its charter)

Maryland	001-35517	45-3148087
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One North Wacker Drive, 48th Floor, Chicago, IL	60606
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (312) 252-7500

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01  Other Events.

On November 5, 2013, Ares Commercial Real Estate Corporation (the “Company”) issued a press release announcing that its wholly owned indirect subsidiary ACRC 2013-FL1 Depositor LLC had received commitments from investors for the purchase of approximately $395,027,000 principal balance Commercial Mortgage Pass-Through Certificates (the “Certificates”) pursuant to an offering made privately in transactions exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”).  The Certificates will not be registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

A copy of the press release is furnished herewith as Exhibit 99.1 and incorporated herein by reference.

The information disclosed under this Item 8.01, including Exhibit 99.1 hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 and shall not be deemed incorporated by reference into any filing made under the Securities Act, except as expressly set forth by specific reference in such filing. The furnishing of this information pursuant to Item 8.01 shall not be deemed an admission by the Company as to the materiality of such information.

Item 9.01  Financial Statements and Exhibits.

(d)                           Exhibits:

Exhibit Number	Exhibit Description
99.1	Press Release, dated November 5, 2013.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:       November 5, 2013

ARES COMMERCIAL REAL ESTATE CORPORATION

By:	/s/ Timothy B. Smith
Name:	Timothy B. Smith
Title:	Vice President

Exhibit Index

Exhibit Number	Exhibit Description
99.1	Press Release, dated November 5, 2013.